UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

HELIO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-56774	92-0586004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2448 Sixth Street, Berkeley, California 94710

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 545-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2026, Helio Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an investor (the “Purchaser”), pursuant to which the Company sold to the Purchaser 1,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), for an aggregate purchase price of $931,500.

Each share of Series B Preferred Stock has a stated value of $931.50 per share and is convertible into shares of the Company’s Common Stock determined by dividing the stated value per share being converted by the Series B Conversion Price (initially, $931.50) in effect at the time of conversion, subject to adjustment. The Series B Preferred Stock has a liquidation preference equal to 100% of the stated value per share, does not pay cash dividends, and is redeemable by the Company at any time at the stated value. Conversion is subject to a 4.99% beneficial ownership limitation. Holders have no voting rights except as required by law and with respect to amendments adversely affecting the Series B Preferred Stock.

The Purchase Agreement contains customary representations, warranties, and covenants. The Purchaser’s sale of Common Stock issuable upon conversion is subject to a leak-out provision limiting sales to 15% of daily trading volume, plus 20% of volume in excess of 150,000 shares, during a specified period.

The material terms of the Series B Preferred Stock are described in Item 5.03 below and further set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”) filed as Exhibit 3.1 to this Current Report on Form 8-K.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending April 30, 2026, and the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The offer and sale of the Series B Preferred Stock were made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D and represented that it is acquiring the Series B Preferred Stock for investment purposes and not with a view toward distribution. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2026, the Company’s Board of Directors approved the designation of 1,000 shares of the Company’s authorized preferred stock as Series B Convertible Preferred Stock pursuant to a Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”). Filing of the Certificate of Designations with the Florida Department of State is pending and will become effective upon filing.

The Series B Preferred Stock has the following material terms:

●	Stated Value and Par Value: $931.50 stated value and $0.001 par value per share

●	Conversion Rights: Convertible into shares of the Company’s Common Stock determined by dividing the stated value per share being converted by the Series B Conversion Price (initially, $931.50) in effect at the time of conversion, subject to adjustment

●	Beneficial Ownership Limitation: Holders may not convert to the extent conversion would result in beneficial ownership exceeding 4.99% of outstanding Common Stock

●	Liquidation Preference: 100% of stated value per share, payable upon liquidation prior to Common Stock

●	Dividends: No cash dividends

●	Redemption: Redeemable by the Company at any time, in whole or in part, at the stated value per share

●	Voting Rights: No voting rights except as required by law; holders of a majority of outstanding Series B Preferred Stock must approve any amendment adversely affecting the rights of the Series B Preferred Stock

A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Helio Corporation, dated March 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIO CORPORATION

Date: March 11, 2026	By:	/s/ Edward Cabrera
	Name:	Edward Cabrera
	Title:	Chief Executive Officer

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